Exhibit 10.17

LIMITED LIABILITY PARTNERSHIP

EXECUTION TEXT

ALLCO FINANCE (UK) LIMITED

and

DANAOS HOLDINGS LIMITED

SECONDARY PUT AND CALL AGREEMENT

THIS AGREEMENT is made the 30th day of November 2004

BETWEEN:

(1)                            ALLCO FINANCE (UK) LIMITED, a limited company registered in England, whose registered office is at 5th Floor, 40 Queen Street, London EC4R 1DD (the “Sponsor”); and

(2)                            DANAOS HOLDINGS LIMITED, a company incorporated under the laws of The Republic of Liberia, whose registered office is at 80 Broad Street, Monrovia, The Republic of Liberia and whose principal place of business is at Akti Kondyli 14, 185 45 Piraeus, Greece (the “Guarantor”).

WHEREAS:

(A)                        The Partners have formed the Partnership as a limited partnership by a partnership agreement of even date herewith (the “Partnership Agreement”) between Allco Finance Limited as general partner (the “General Partner”) and Lloyds TSB Equipment Leasing (No.6) Limited (the “Investor”) and the Sponsor as limited partners to make Capital Contributions thereto so that the Partnership may (a) provide the Owner with the funds to purchase the Vessel and (b) conduct Partnership Business.

(B)                          The Sponsor has granted to the Investor various put options in respect of the Investor’s interest in the Partnership under the Put Option Agreement.

(C)                          The Guarantor has agreed to grant to the Sponsor certain put options in respect of the Sponsor’s Partnership Interest, and in return for which the Sponsor has agreed to consult with the Guarantor prior to exercising any of its rights as a limited partner with a view to protecting the interests of the Guarantor as a potential future partner in the Partnership.

(D)                         The Sponsor in return has agreed to grant the Guarantor certain call options in respect of the Sponsor’s Partnership Interest.

IT IS NOW AGREED as follows:

1.                                 DEFINITIONS

1.1                           Except as otherwise defined in this Agreement, all terms defined in the Secondary Put Agreement shall have the same respective meanings when used in this Agreement.

1.2                           In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:

“Act” means the Limited Partnerships Act 1907.

“Business Day” means a day other than a Saturday or Sunday or a public holiday, on which the major retail banks in London, and Athens are open for non-automated customer services.

“Capital Contribution” means, in relation to a Partner, any contribution that such Partner makes to the capital of the Partnership pursuant to Clause 4 of the Partnership Agreement.

“Early Put Option” has the meaning ascribed to that expression in the Put Option Agreement.

“Encumbrance” means any right, title or interest of any person and shall, without limiting the generality of the foregoing, include any retention of title (for security purposes), right of possession or detention, mortgage, charge, lien, pledge, encumbrance, lease or other bailment, demise charter of the Vessel, statutory right in rem, hypothecation, attachment, levy, claim or set-off (other than any right of set-off arising in favour of a banker by operation of law which has not been exercised) or any other security interest whatsoever, howsoever and wheresoever created or arising.

“First Call Option” has the meaning ascribed to that expression in Clause 3.1.

“First Call Option Date” means any Business Day specified in the First Call Option Notice.

“First Call Option Notice” means a notice substantially in the form set out in Schedule 2.

“First Call Option Price” means an amount of fifty thousand pounds (£50,000) together with the amount of any Capital Contribution actually paid by the Sponsor and representing its Residual Partnership Interest except in the case of a Sponsor Insolvency Event, in which case the First Call Option Price will be such amount as was paid by the Sponsor for its Residual Partnership Interest.

“Option Date” means any or all of the First Call Option Date, the Second Call Option Date or the Put Option Date as the context may require.

“Option Interest” has the meaning ascribed to that expression in the Secondary Put Agreement.

“Option Price” means any or all of the First Call Option Price, the Second Call Option Price or the Residual Interest Put Option Price as the context may require.

“Owner” means Lucota Marine Company Limited, subsequently to be renamed Ocean Container (No.4) Limited, whose registered office is at Diagoras House, 16 P. Catelaris Street, 7th Floor, 1097 Nicosia, Republic of Cyprus and whose principal place of business is at 5th Floor, 40 Queen Street, London EC4R 1DD.

“Partners” means each of the General Partner, the Sponsor and the Investor and their respective and any subsequent successors, transferees and assigns and the expression “Partner” shall be construed accordingly.

“Put Option” has the meaning ascribed to that expression in Clause 2.1.

“Put Option Agreement” means the put option agreement entered or to be entered into between the Investor and the Sponsor under which the Investor may, in certain circumstances, require the Sponsor to purchase (on a limited recourse basis) its interest in the Partnership.

“Put Option Date” means any Business Day specified in the Put Option Notice.

“Put Option Notice” means a notice substantially in the form set out in Schedule 1.

“Residual Interest Put Option Price” means an amount of one thousand pounds (£1000) together with the amount of any Capital Contribution actually paid by the Sponsor and representing its Residual Partnership Interest.

“Residual Partnership Interest” means the Sponsor’s interest in the Partnership other than the Option Interest.

“Secondary Put Agreement” means the secondary put agreement entered or to be entered into between the Sponsor and the Guarantor under which the Guarantor has granted certain put option rights to the Sponsor in respect of the whole of the Sponsor’s interest in the Partnership.

“Second Call Option” has the meaning ascribed to that expression in Clause 4.1.

“Second Call Option Date: means:

(a)                                      any Business Day on or after 14 April 2013;

(b)                                     any Business Day on or after the date on which a default by the Sponsor under this Agreement or a Sponsor Insolvency Event has occurred and is continuing; or

(c)                                      any Business Day following the exercise of the Early Put Option by the Investor.

“Second Call Option Notice” means a notice substantially in the form set out in Schedule 3.

“Second Call Option Price” means an amount equal to the Put Option Price as defined in the Secondary Put Agreement plus ten thousand pounds (£10,000).

“Sponsor Insolvency Event” means any of the following:

(a)                                      the Sponsor is unable or admits inability to pay its debts as they fall due or the Sponsor becomes insolvent or stops or suspends making payments (whether of principal or interest) with respect or all or any class of its debts or announces an intention to do so; or

(b)                                     any corporate action, legal proceedings or other procedure is presented or other step is taken for the purpose of winding up the Sponsor (and which petition or other step is not withdrawn within 14 days of such presentation or, as the case may be, such step being taken) or an order is made or resolution passed for the winding up of the Sponsor or a notice is issued convening a meeting for the purpose of passing any such resolution other than in the context of a solvent reorganisation which has the prior written approval of the Guarantor; or

(c)                                      any petition is presented, notice given or other step is taken for the purpose of the appointment of an administrator of the Sponsor or the Guarantor reasonably believes that any such petition or other step is imminent or an administration order is made in relation to the Sponsor; or

(d)                                     any administrative or other receiver is appointed of the Sponsor or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of the Sponsor; or

(e)                                      there occurs, in relation to the Sponsor, in any country or territory in which it carries on business or to the jurisdiction of whose courts any part of its assets are subject, any event which, in the reasonable opinion of the Guarantor, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in (a) to (d) above or the Sponsor otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation (unless, in relation to any litigation involving the Sponsor can demonstrate to the satisfaction of the Guarantor that any proceedings in respect of such litigation are frivolous, vexatious or an abuse of the process of the court or relate to a claim to which the Sponsor has a good defence and which is being contested in good faith by the Sponsor).

“Tax” means all present and future taxes, charges, imposts, duties, levies of any kind whatsoever (whether levied by deduction, withholding or otherwise), or any amount payable on account of or as security for any of the foregoing, payable at the instance of or imposed by any statutory, governmental, international, state, federal, provincial, local or municipal authority, agency, body or department whatsoever or any central bank, monetary agency or European Union institution, in each case whether in the United Kingdom or elsewhere, together with any penalties, additions, fines, surcharges or interest relating thereto and “Taxes”, “Taxation” and cognate expressions shall be construed accordingly.

2.                                 THE PUT OPTION

2.1                           In consideration of the payment of ten pounds (£10) by the Sponsor to the Guarantor and for other good and valuable consideration (the receipt and adequacy of which the Guarantor hereby acknowledges), the Guarantor hereby grants to the Sponsor the option (i) at any time to require the Guarantor to purchase from the Sponsor up to fifty per cent. (50%) of the Residual Partnership Interest and (ii) at any time after the Put Option Date (as defined in the Secondary Put Agreement) to require the Guarantor to purchase from the Sponsor the Residual Partnership Interest in accordance with the provisions of this Agreement (the “Put Option”).

2.2                           The Sponsor shall be entitled, but not obliged, at any time to exercise the Put Option at the Residual Interest Put Option Price by serving a Put Option Notice on the Guarantor specifying the Put Option Date and upon the service of such Put Option Notice, the Guarantor shall be obliged to purchase and the Sponsor shall be obliged to sell the Residual Partnership Interest on the Put Option Date for the Residual Partnership Interest Put Option Price and otherwise in accordance with the provisions of Clause 5 provided however that the Guarantor may nominate a third party to take the transfer in its place.

3.                                 THE FIRST CALL OPTION

3.1                           In consideration of the payment of ten pounds (£10) by the Guarantor to the Sponsor and for other good and valuable consideration (the receipt and adequacy of which the Sponsor hereby acknowledges), the Sponsor hereby grants the Guarantor the option (i) at any time to require the Sponsor to sell and transfer to the Guarantor up to fifty per cent. (50%) of the Residual Partnership Interest and (ii) at any time after the Put Option Date (as defined in the Secondary Put Agreement) to require the Sponsor to sell and transfer to the Guarantor the Residual Partnership Interest in accordance with the provisions of this Agreement (the “First Call Option”).

3.2                           The Guarantor shall be entitled, but not obliged, at any time to exercise the First Call Option by serving a First Call Option Notice on the Sponsor specifying the relevant First Call Option Date and upon service of such First Call Option Notice, the Sponsor shall be obliged to sell to the Guarantor the Residual Partnership Interest on the First Call Option Date for the First Call Option Price and otherwise in accordance with the provisions of Clause 5 provided however that the Guarantor may nominate a third party to take the transfer in its place.

4.                                 THE SECOND CALL OPTION

4.1                           In consideration of the payment of ten pounds (£10) by the Guarantor to the Sponsor and for other good and valuable consideration (the receipt and adequacy of which the Sponsor hereby acknowledges), the Sponsor hereby grants the Guarantor the option to require the Sponsor to sell and transfer to the Guarantor the Option Interest in accordance with the provisions of this Agreement on any Second Call Option Date (the “Second Call Option”).

4.2                           The Guarantor shall be entitled, but not obliged, to exercise the Second Call Option immediately after service of notice by the Investor pursuant to the Put Option Agreement by serving a Second Call Option Notice on the Sponsor specifying the relevant Second Call Option Date and the Second Call Option Price and upon service of such Second Call Option Notice, the Sponsor shall be obliged to sell the Option Interest to the Guarantor on the Second Call Option Date for the Second Call Option Price and otherwise in accordance with the provisions of Clause 5 provided however that the Guarantor may nominate a third party to take the transfer in its place.

5.                                 EXERCISE OF OPTION

5.1                           Each of the Put Option and the First Call Option may be exercised in respect of any portion of the Residual Partnership Interest at the relevant Option Price which shall be proportionally reduced. If a Put Option or a First Call Option is exercised in respect of a portion of the Residual Partnership Interest, the Residual Partnership Interest shall be reduced by the portion in respect of which a Put Option or a First Call Option, as the case may be, has been exercised, and each of the Put Option and the First Call Option shall continue to be available in respect of the Residual Partnership Interest so reduced.

5.2                           If the Sponsor exercises a Put Option, or if the Guarantor exercises a First Call Option or the Second Call Option, then upon the Guarantor paying the relevant Option Price on the relevant Option Date in accordance with the terms of Clause 2.2 or Clause 3.2 and Clause 5.1 or Clause 4.2, as the case may be, the sale and purchase of the relevant portion of the Residual Partnership Interest or the Option Interest, as the case may be, shall be concluded by the Guarantor procuring:

5.2.1                            the filing by the General Partner of a duly completed LP6 detailing the transfer of the relevant portion of the Sponsor’s interest in the Partnership to the Guarantor in accordance with Section 9(1)(d) of the Act;

5.2.2                            the submission of a notice of the transfer by the General Partner for publication in the London Gazette pursuant to Section 10 of the Act or such other publication referred to in Clause 15.3 of the Partnership Agreement; and

5.2.3                            the execution by the Sponsor, the General Partner, the Guarantor and any other members of the Partnership at the relevant time of the deed of accession in the form of the schedule to the Partnership Agreement.

5.3                           If after the service of the Second Call Option Notice but before the Second Call Option Date the Sponsor serves a put option notice pursuant to Clause 2.2 of the Secondary Put Agreement, then such put option notice shall supersede the Second Call Option Notice.

5.4                           The Sponsor covenants with the Guarantor that if it receives a First Call Option Notice or a Second Call Option Notice, as the case may be, from the Guarantor it shall take all reasonable steps to ensure that such First Call Option Notice or Second Call Option Notice, as the case may be, is securely stored outside the United Kingdom and provide information on request of the Guarantor as to its whereabouts and safekeeping.

5.5                           The Guarantor covenants with the Sponsor that if it receives a Put Option Notice from the Sponsor it shall take all reasonable steps to ensure that such Put Option Notice is securely stored outside the United Kingdom and provide information on request of the Sponsor as to its whereabouts and safekeeping.

6.                                 POWER OF ATTORNEY

6.1                           The Guarantor hereby by way of security irrevocably appoints the Sponsor to be its true and lawful attorney (with full power to appoint substitute attorneys and to revoke the appointment thereof at any time) and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents (including, without limitation, the documents referred to in Clause 5.2) and do all things that the Sponsor may consider to be requisite for (a) carrying out any obligation imposed on the Guarantor under this Agreement in connection with the purchase of the Residual Partnership Interest contemplated herein or (b) exercising any of the rights conferred on the Sponsor by this Agreement or by law. The Guarantor hereby ratifies and confirms and agrees to ratify and confirm all things done and all documents executed by the Sponsor in the exercise of this power of attorney provided always that this power of attorney shall only be exercisable by the Sponsor if the Guarantor shall have failed to perform its obligations hereunder in a timely manner.

6.2                           The Sponsor hereby by way of security irrevocably appoints the Guarantor to be its true and lawful attorney (with full power to appoint substitute attorneys and to revoke the appointment thereof at any time) and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents and do all things that the Guarantor may consider to be requisite for (a) carrying out any obligation imposed on the Sponsor under this Agreement in connection with the purchase of the Residual Partnership Interest and/or the Option Interest contemplated herein or (b) exercising any of the rights conferred on the Guarantor by this Agreement or by law. The Sponsor hereby ratifies and confirms and agrees to ratify and confirm all things done and all documents executed by the Guarantor in the exercise of this power of attorney provided always that this power of attorney shall only be exercisable by the Guarantor if the Sponsor shall have failed to perform its obligations hereunder in a timely manner.

7.                                 REPRESENTATIONS AND WARRANTIES

The representations and warranties of each party hereto set out in Clause 5 of the Secondary Put Agreement shall apply (mutatis mutandis) to this Agreement as though the same were set out herein. Each party hereto acknowledges that the other party hereto has entered into this Agreement in full reliance on such representations and warranties being true and accurate as at the date hereof.

8.                                 INDEMNITY

8.1                           In consideration of the payment of ten pounds (£10) by the Sponsor to the Guarantor (receipt of which the Guarantor hereby acknowledges) and for other good and valuable consideration the Guarantor irrevocably and unconditionally agrees to indemnify the Sponsor on demand against any loss suffered by it if any obligation of the Guarantor hereunder is or becomes unenforceable, invalid or illegal.

8.2                           The obligations of the Guarantor under this Clause 8 will not be affected by any matter which, without this provision, would affect any of its obligations under this Clause 8 including, but without limitation, the following:

8.2.1                            any change in or amendment, compromise or release of, this Agreement or any other document or security; and

8.2.2                            any adjustment, discharge, inability to prove or other similar circumstance affecting any obligation of the Guarantor under this Agreement because of any insolvency proceedings or any applicable law, treaty, court order or other regulation binding upon the Guarantor. Each of the Guarantor’s obligations will for the purposes of this Clause 8 be read as if any such circumstance had not arisen.

9.                                 PAYMENT AND TAXES

9.1                           All payments to be made by the Guarantor under this Agreement shall be made in full, without any set-off or counterclaim whatsoever and free and clear of all deductions or withholdings whatsoever save only as may be required by law for value on the day on which payment is due.

9.2                           If at any time the Guarantor is required to make any deduction or withholding in respect of Taxes from any payment due under this Agreement, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and the sum due from the Guarantor in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Sponsor receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Guarantor and shall indemnify the Sponsor against any losses or costs incurred by it by reason of any failure of the Guarantor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Guarantor shall promptly deliver to the Sponsor any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

9.3                           If, following any such deduction or withholding as is referred to in Clause 8.2 from any payment by the Guarantor, the Sponsor shall receive or be granted a credit against or remission for any Taxes payable by it, the Sponsor shall, subject to the Guarantor having made any increased payment in accordance with Clause 8.2 and to the extent that the Sponsor can do so without prejudicing the retention of the amount of such credit or remission and without prejudice to the right of the Sponsor to obtain any other relief or allowance which may be available to it, reimburse the Guarantor with such amount as the Sponsor shall acting in its absolute discretion certify to be the proportion of such credit or remission as will leave the Sponsor (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment by the Guarantor as aforesaid. Such reimbursement shall be made forthwith upon the Sponsor certifying that the amount of such credit or remission has been received by it. Nothing contained in this Agreement shall oblige the Sponsor to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations. Without prejudice to the generality of the foregoing, the Guarantor shall not, by virtue of this Clause 8.3 be entitled to enquire about the Sponsor’s tax affairs.

9.4                           Without prejudice to the foregoing provisions of this Clause 8, if the Sponsor is required to make any payment on account of Tax (not being a Tax imposed on and calculated by reference to the net income or a capital gain of the Sponsor by the jurisdiction in which it is incorporated other than any such Tax (including in respect of any balancing charge) imposed as a consequence of the exercise of the Put Option, the First Call Option or the Second Call Option (after taking into account the acquisition by the Sponsor of the Option Interest or the Residual Partnership Interest as the case may be) or otherwise on or in relation to any sum received or receivable or deemed to be received or receivable hereunder by the Sponsor (including any sum received or receivable or deemed to be received or receivable under this Clause 8) or any liability in respect of any such payment is asserted, imposed, levied or assessed against the Sponsor, the Guarantor shall, upon demand of the Sponsor, promptly indemnify the Sponsor against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith (except to the extent that such interest penalties, costs or expenses have been incurred by the Sponsor’s gross negligence or wilful misconduct) by making to the Sponsor such payment as is necessary to ensure that the Sponsor receives a sum net of such Tax equal to the sum which it would have received had no such Tax been imposed.

9.5                           If the Guarantor is required to indemnify the Sponsor pursuant to Clause 8.5 or a Tax arises in respect of which the Guarantor has an obligation under this Clause 8, then, without in any way limiting, reducing or otherwise qualifying any rights or obligations of the Sponsor, the Sponsor shall promptly upon becoming aware of the same notify the Guarantor thereof and, in consultation in good faith with the Guarantor, for a period of up to sixty (60) days from the date of such notification, the Sponsor shall take such steps at the request and expense of the Guarantor as may be open to it to mitigate the effects of such circumstances on the Guarantor including, without limiting the generality of the foregoing by using all reasonable endeavours to transfer its rights and obligations under this Agreement to another office or to a subsidiary or an affiliate of the Sponsor or to another institution, in each case not affected by the relevant circumstances provided that the Sponsor shall not be under any obligation to take or continue to take any such action or other steps if the Guarantor is in breach of this Agreement or if in its reasonable opinion, acting in good faith, to do so would have a material adverse effect on its business, operations or financial condition or the financial basis under which, inter alia, this Agreement has been entered into or would entail any cost or expense to the Sponsor (unless, in the case of any adverse effect on such financial basis, or cost or expense, the Sponsor shall have been indemnified or otherwise secured to its satisfaction).

9.6

9.6.1                            If a claim shall be made by the Sponsor for any Tax for which the Guarantor may be required to indemnify the Sponsor pursuant to Clause 8.2 or Clause 8.5, and under applicable law of the taxing jurisdiction the Guarantor is allowed to contest directly such Tax in its own name, then without prejudice to the obligation of the Guarantor to pay any sum due to the Sponsor pursuant to this Clause 8 on its due date, the Guarantor shall be permitted, at is expense and in its own name, and with the prior written consent of the Sponsor, to contest the imposition of such claim.

9.6.2                            If the Guarantor is prevented by applicable law from validly contesting such claim in its own name or if it is necessary for the Sponsor to join in or assist in the contesting by the Guarantor of any claim, upon request of the Guarantor supported by an opinion of counsel selected by the Guarantor reasonably acceptable to the Sponsor confirming that there is a reasonable basis for contesting the validity, applicability or amount of such Taxes, the Sponsor shall, subject to sub-clause 8.7.3, in good faith, at the Guarantor’s expense, contest or assist in contesting the imposition of such Tax. After considering any views offered by the Sponsor and the Sponsor’s counsel concerning the forum in which a claim is most likely to be favourably resolved, the Guarantor may in its sole discretion select the forum for such consent and determine whether any such contest shall be by (a) resisting payment of such Tax, (b) paying such Tax under protest, (c) paying such Tax and seeking a refund or other repayment thereof or (d) seeking a reduction in the amount of such Tax.

9.6.3                            In no event shall the Sponsor be required to contest nor shall the Sponsor be required to join in or assist in contesting the imposition of any such Tax:

(a)                     if the Sponsor reasonably believes that to do so would be prejudicial to its interest;

(b)                    unless the Guarantor shall have agreed to pay the Sponsor on demand, and indemnify the Sponsor from, all reasonable costs and expenses that the Sponsor incurs in contesting or assisting in contesting such claim or arising out of or relating to such contest or assistance (including, but not limited to, all reasonable out-of-pocket costs, expenses, losses, reasonable legal and accounting fees, disbursements, penalties and interest); and

(c)                     if such contest shall be conducted in a manner requiring the prior payment of the claim by the Sponsor or, if the Guarantor shall request the Sponsor to make payment thereof pursuant to sub-clauses (b) or (c) of Clause 8.7.2 unless the Guarantor shall have advanced to the Sponsor sufficient funds (on an interest free basis) (and if such payment results in Taxable income to the Sponsor in respect of which the Sponsor does not receive a corresponding deduction, on an after tax basis) to make such payment.

10.                           TAX NOTIFICATION

If, at any time, the Guarantor is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), the Guarantor (as the case may be) shall promptly notify the Sponsor.

11.                           SPONSOR’S COVENANTS

Subject to the proviso below, the Sponsor hereby covenants:

11.1.1                      to take all steps reasonably required by the Guarantor in writing, at no cost to the Guarantor, to preserve or protect its interest in the Residual Partnership Interest and the Option Interest;

11.1.2                      to perform its obligations under the Put Option Agreement and the Limited Partnership Agreement;

11.1.3                      to enforce and exercise its rights and remedies under the Put Option Agreement and the Limited Partnership as reasonably required by the Guarantor;

11.1.4                      to notify the Guarantor of any notices, demands, requests or communications received by the Sponsor under or pursuant to the Put Option Agreement;

11.1.5                      to involve the Guarantor (to the extent it is entitled to do so in accordance with the terms of the Put Option Agreement) in all consultations and discussions between the Sponsor and Investor that are undertaken by way of exercise of the Sponsor’s consultation rights under the terms of the Put Option Agreement;

11.1.6                      not to give any consent, waiver or approval under the Put Option Agreement or take any other action in writing in connection with the Residual Partnership Interest or the Option Interest which in each case would (to the Sponsor’s actual knowledge) materially adversely affect their value

PROVIDED that:

(1)                    the above covenants, obligations and restrictions shall only apply if and to the extent that such covenants, obligations and restrictions are necessary or reasonably required to the Guarantor’s enjoyment and exercise of its rights, powers, remedies and benefits hereunder and under the Secondary Put Agreement or relevant to the amount or timing of any payment or other obligation or liability of the Guarantor hereunder or under the Secondary Put Agreement to protect and preserve the enjoyment of the interest of the Guarantor in the Residual Partnership Interest and Option Interest and the rights and benefits intended to be conferred thereby;

(2)                    the Sponsor is indemnified and secured (in manner and form reasonably acceptable to the Sponsor) for all costs, liabilities and losses that the Sponsor may incur as a result of taking any such steps as the Guarantor may require pursuant to Clauses 11.1.1;

(3)                    the Sponsor shall not be required to take any action or step pursuant to this Clause 11 if doing so shall (or is reasonably likely to) (i) cause the Sponsor to be in breach of any of its obligations under any of the Transaction Documents; or (ii) be unlawful; and

(4)                    the obligations of the Sponsor under any document to which it is a party shall be construed as being limited by any non-recourse language contained in such document.

12.                           APPLICATION OF MONEYS

The Sponsor agrees that all moneys received by it pursuant to Clause 2.5 of the Put Option Agreement and Clause 13 of the Second Assignment shall be paid to the Guarantor, to such account as the Guarantor may direct in writing after, in the case of moneys received under Clause 13 of the Second Assignment, payment to the Sponsor, the General Partner and the Owner of any and all amounts owing to them under any Transaction Document.

13.                           INCORPORATION OF TERMS

The provisions of Clause 11 (Assignment), Clause 12 (Notices), Clause 13 (Counterparts) and Clause 14 (Law and Jurisdiction) of the Secondary Put Agreement shall be incorporated into this Agreement as if set out in full herein and as if references therein to “this Agreement” are references to this Agreement.

14.                           CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

15.                           PROCESS AGENT

The Guarantor agrees that the process by which any proceedings are begun under this Agreement may be served on it by being delivered in connection with any proceedings in England, to SH Process Agents Limited, of One, St Paul’s Churchyard, London, EC4M 8SH ref 43-01770. If this appointment ceases to be effective the Guarantor shall immediately appoint a further person in England to accept service of process on its behalf in England. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

IN WITNESS of which this Agreement has been duly executed on the day and year first before written.

Guarantor:

DANAOS HOLDINGS LIMITED

By: /s/ Arlene Payne, Attorney-in-fact

Sponsor:

ALLCO FINANCE (UK) LIMITED

By: [Illegible]

SCHEDULE 1
FORM OF PUT OPTION NOTICE

Danaos Holdings Limited

Akti Miaouli 57

185 36 Piraeus

Greece

Attention:                                         Legal Department

Dear Sirs

The Ocean Container (No.4) Limited Partnership (the “Partnership”)

We refer to the secondary put and call agreement relating to the Residual Partnership Interest between ourselves and yourself on [               ] (the “Secondary Put and Call Agreement”). Terms defined in the Secondary Put and Call Agreement (except where defined herein) shall have the same respective meanings herein.

This Notice is the Put Option Notice for the purposes of the Secondary Put and Call Agreement. We hereby exercise our option contained in Clause 2.1 of the Secondary Put and Call Agreement, being the Put Option in respect of [ ]% of the Residual Partnership Interest and hereby notify you that the Put Option Date shall be [ ] and the Residual Interest Put Option Price shall be [ ].

This Notice shall be governed by and construed in accordance with English law. Please acknowledge safe receipt of this Notice.

Yours faithfully

For and on behalf of
ALLCO FINANCE (UK) LIMITED

We acknowledge safe receipt of this Notice of which this is a copy.

For and on behalf of
DANAOS HOLDINGS LIMITED

SCHEDULE 2
FORM OF FIRST CALL OPTION NOTICE

Allco Finance (UK) Limited
c/o Allco (Leasing) Europe Ltd.
Lord Coutanche House
66-68 Esplanade
St. Helier
Jersey JE4 8SZ

Attention: The Directors

Dear Sirs

The Ocean Container (No.4) Limited Partnership (the “Partnership”)

We refer to the secondary put and call agreement relating to the Residual Partnership Interest between ourselves and yourself on [              ] (the “Secondary Put and Call Agreement”). Terms defined in the Secondary Put and Call Agreement (except where defined herein) shall have the same respective meanings herein.

This Notice is the First Call Option Notice for the purposes of the Secondary Put and Call Agreement. We hereby exercise our option contained in Clause 3.1 of the Secondary Put and Call Agreement, being the First Call Option in respect of [ ]% of the Residual Partnership Interest and hereby notify you that the First Call Option Date shall be [ ] and the First Call Option Price shall be [ ].

This Notice shall be governed by and construed in accordance with English law. Please acknowledge safe receipt of this Notice.

Yours faithfully

For and on behalf of
DANAOS HOLDINGS LIMITED

We acknowledge safe receipt of this Notice of which this is a copy.

For and on behalf of
ALLCO FINANCE (UK) LIMITED

SCHEDULE 3
FORM OF SECOND CALL OPTION NOTICE

Allco Finance (UK) Limited
c/o Allco (Leasing) Europe Ltd.
Lord Coutanche House
66-68 Esplanade
St. Helier
Jersey JE4 8SZ

Attention: The Directors

Dear Sirs

The Ocean Container (No.4) Limited Partnership (the “Partnership”)

We refer to the secondary put and call agreement relating to our interest in the Partnership entered into between ourselves and yourself on [         ] (the “Secondary Put and Call Agreement”). Terms defined in the Secondary Put and Call Agreement (except where defined herein) shall have the same respective meanings herein.

This Notice is the Second Call Option Notice for the purposes of the Secondary Put and Call Option Agreement. We hereby exercise our option contained in Clause 4.1 of the Secondary Put and Call Agreement, being the Second Call Option and hereby notify you that:

1.                                       the Second Call Option Date shall be [ ]; and

2.                                       the Second Call Option Price is [ ] pounds (£[ ]).

This Notice shall be governed by and construed in accordance with English law. Please acknowledge safe receipt of this Notice.

Yours faithfully

For and on behalf of
DANAOS HOLDINGS LIMITED

We acknowledge safe receipt of this Notice of which this is a copy.

For and on behalf of
ALLCO FINANCE (UK) LIMITED